UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2005 (July 7, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The following is a supplement to the prospectus of Behringer Harvard REIT I, Inc. dated August 17, 2005:

SUPPLEMENTAL INFORMATION - The prospectus of Behringer Harvard REIT I, Inc. consists of this prospectus dated February 11, 2005, Supplement No. 1 dated May 17, 2005 and Supplement No. 2 dated August 17, 2005.

BEHRINGER HARVARD REIT I, INC.
SUPPLEMENT NO. 2 DATED AUGUST 17, 2005
TO THE PROSPECTUS DATED FEBRUARY 11, 2005

This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated February 11, 2005, as supplemented by Supplement No. 1 dated May 17, 2005. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)           the status of the offering of shares in Behringer Harvard REIT I;

(2)	revisions to the “Suitability Standards” section of the prospectus to revise the suitability standards required of, and investment limitations imposed upon, investors from the state of California;

(3)
revisions to the “Prospectus Summary - Certain Summary Risk Factors” section of our prospectus to clarify that we may in the future list our shares for trading on a national securities exchange (The New York Stock Exchange or the American Stock Exchange) or for quotation on The Nasdaq National Market System;

(4)	updated information regarding the prior performance of real estate programs managed by our advisor and its affiliates;

(5)	revisions to our share redemption program regarding the price at which shares will be redeemed pursuant to the program;

(6)	revisions to the “Questions and Answers About This Offering” section of our prospectus to clarify our ability to elect to be taxed as a C corporation;

(7)	revisions to the “Risk Factors - Risks Related to Our Business in General” section of our prospectus regarding the price at which shares will be redeemed pursuant to our share redemption program;

(8)	potential direct sales by us of tenant-in-common interests and the risks associated therewith; and

(9)	revisions to the “Plan of Distribution” section of our prospectus to describe certain transactions in which selling commissions may be reduced or not paid.

Status of the Offering

We commenced the second public offering of shares of our common stock on February 11, 2005. We have accepted investors’ subscriptions to this offering received through August 5, 2005 and issued approximately 21,270,000 shares of our common stock, with gross proceeds of approximately $212,400,000 distributed to us.

Suitability Standards

The following information should be read in conjunction with the “Suitability Standards” section beginning on page 1 of the prospectus:

Effective as of July 7, 2005, the requirement that a purchaser of our shares who is a resident of the state of California have a liquid net worth of at least ten times their investment in our shares is removed in its entirety, and the suitability standards applicable to residents of California have been revised such that California investors must have either (1) a liquid net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the twelve months preceding the proposed sale.

The following replaces the information in the fifth bullet point in the section of our prospectus captioned “Plan of Distribution - Subscription Process” beginning on page 150:

•	affirm that, if you are a Kansas, Ohio or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

Certain Summary Risk Factors

The following replaces the information in the third bullet point on page 5 of our prospectus in the section captioned “Prospectus Summary - Certain Summary Risk Factors:”

•	If we do not list the shares for trading on a national securities exchange (the New York Stock Exchange or the American Stock Exchange) or for quotation on The Nasdaq National Market System by February 20, 2017, unless such date is extended by a majority of our board of directors and a majority of our independent directors, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

Prior Performance Summary

The following information replaces the section of our prospectus captioned “Prospectus Summary - Prior Offering Summary” on page 8 of the prospectus:

In addition to our initial public offering, Robert M. Behringer, our founder, Chief Executive Officer and Chief Investment Officer, has recently sponsored the following programs through Behringer Harvard Holdings: two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I); eight private offerings of tenant-in-common interests; and one private real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I LP (Behringer Harvard Strategic Opportunity Fund I). In addition, Mr. Behringer has proposed to sponsor a public offering by a newly formed entity, Behringer Harvard Opportunity REIT I, Inc. (Behringer Harvard Opportunity REIT). Over the last 15 years, Mr. Behringer has sponsored an additional 29 privately offered real estate programs, consisting of single-asset, real estate limited partnerships and a private REIT, Harvard Property Trust, Inc. As of June 30, 2005, approximately 15,000 investors had invested an aggregate of approximately $650 million in the foregoing real estate programs, including our initial public offering. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The following information replaces the section of our prospectus captioned “Prior Performance Summary” beginning on page 105 of the prospectus:

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 41 prior programs over the last fifteen years, which includes three other public programs and 38 privately offered programs. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

Affiliates of Behringer Advisors are sponsoring or have recently sponsored two public real estate programs with substantially the same investment objectives as ours (Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to those programs terminated on February 19, 2005. In addition, affiliates of Behringer Advisors propose to sponsor a public offering by a newly formed entity that will have investment objectives substantially similar to ours, Behringer Harvard Opportunity REIT I. The registration statement of Behringer Harvard Opportunity REIT I is proposed to be for the offer and sale to the public of up to 40,000,000 shares of common stock at a price of $10.00 per share, plus an additional 8,000,000 shares of common stock at a maximum price of $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard Opportunity REIT I. As described in the “Prior Performance Summary,” Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

The aggregate dollar amount of the acquisition and development costs of the properties in which we and the two prior publicly offered limited partnerships purchased interests was, as of June 30, 2005, approximately $327.4 million. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of June 30, 2005:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of June 30, 2005 by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	59.0%	41.0%	-
Behringer Harvard Short-Term Fund I	66.4%	-	33.6%
Behringer Harvard Mid-Term Fund I	100%	-	-

Historically, each of the public programs sponsored by our affiliates, including us, has experienced losses during the first several quarters of its operation. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs’ initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the undeveloped land adjacent to the Woodall Rodgers Property, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our Secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, http://www.bhfunds.com. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Behringer Harvard Short-Term Fund I

Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I’s units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11.0 million units of limited partnership interest to approximately 4,200 investors.

As of June 30, 2005, Behringer Harvard Short-Term Fund I had purchased interests in eight real estate properties amounting to an investment of approximately $90.7 million (purchase price including debt financing).

In addition, in July 2005, Behringer Harvard Short-Term Fund I purchased a property located in Dallas, Texas. Thus, as of August 17, 2005, Behringer Harvard Short-Term Fund I owns an interest in the following properties:

•	The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to LZA Properties, L.P., an unaffiliated third party, on April 6, 2005. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in the remaining property. As of June 30, 2005, the remaining Woodall Rodgers Property was 100% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

•	The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of June 30, 2005, the Quorum Property was approximately 62% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

•	The Skillman Property. This property, acquired in July 2004, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns an 85.71% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of June 30, 2005, the Skillman Property was approximately 89% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

•	The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 50% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of June 30, 2005, the Central Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

•	The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of June 30, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

•	Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

•	Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

•	250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of June 30, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

•	Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of July 7, 2004, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

Behringer Harvard Mid-Term Fund I

Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund’s units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

As of June 30, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in five real estate properties amounting to an investment of approximately $30.3 million.

As of June 30, 2005, Behringer Harvard Mid-Term Fund I owns following properties:

•
The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly owned subsidiary of SunGard Data Systems.

•
The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of June 30, 2005, the Northpoint Property was 99% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

•
The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

•
The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc. a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

•
The Parkway Vista Building. This property, acquired in June 2005, is a two-story suburban office building containing approximately 33,467 rentable square feet located on approximately 2.0 acres of land in Plano, Texas, a suburb of Dallas. The Parkway Vista Building, which was constructed in 2002, is approximately 96% leased and includes the following major tenants: American Express Financial Advisors, Blue Star Title, Inc. and HKB-Brooks Rehabilitation.

Private Programs

The prior privately offered programs sponsored by our affiliates include 28 single-asset real estate limited partnerships, eight tenant-in-common offerings and one private REIT. The total amount of funds raised from investors in these 37 prior private offerings was approximately $258.7 million, and the total number of investors in such programs was approximately 728. In addition, a newly private program sponsored by Behringer Harvard (Behringer Harvard Strategic Opportunity Fund I) has investment objectives substantially similar to ours. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last three years and compensation paid to the sponsors of these programs.

The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of June 30, 2005, was $611.2 million. Of this aggregate amount, approximately 97.7% was spent on existing or used properties, approximately 1.9% was spent on construction properties, and approximately 0.5% was spent on acquiring or developing land. Of the aggregate amount, approximately 88.6% was spent on acquiring or developing office buildings, approximately 8.5% was spent on acquiring or developing golf centers and marinas, approximately 1.4% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 1.0% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $261.7 million, $114.7 million, $48.0 million, $34.9 million, $46.8 million, $54.3 million, $50.7 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of June 30, 2005:

Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	100.0	0.0
Retail	0.0	100.0	0.0
Marinas / Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

As of June 30, 2005, these programs have sold 36 of the total of 60 properties, or 60% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 1995, results of such programs that have completed their operations since December 31, 1996 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 1997.

As of June 30, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 89.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings with an aggregate purchase price of $545.1 million, using $354.9 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland and Colorado and had an aggregate of 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 1995, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. As of June 30, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored eight such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. We have participated in seven such transactions, in which we have directly acquired an interest in the property from the seller and thus we are a tenant-in-common with other tenant-in-common holders.

Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by Behringer Harvard REIT I. For a description of Minnesota Center, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - Minnesota Center.” The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by Behringer Harvard REIT I. For a description of Enclave on the Lake, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - Enclave on the Lake.” The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.

Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by Behringer Harvard REIT I. For a description of St. Louis Place, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - St. Louis Place.” The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by Behringer Harvard REIT I. For a description of Colorado Building, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - Colorado Building.” The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of 8 tenant-in-common interests.

Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by Behringer Harvard REIT I. For a description of Travis Tower, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - Travis Tower.” The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by Behringer Harvard REIT I. For a description of 250 West Pratt Street Property, please see the section of this prospectus under the heading “Description of Real Estate Investments - Description of Properties - 250 West Pratt Street Property.” The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on January 18, 2005 and was completed on February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P., had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.’s ability to enhance revenue was adversely impacted and, as a result, cash flow for distributions was negatively affected. Also, its asset sale prices for transactions in

2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.’s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to make distributions, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions.

Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See “Management” for a description of the experience of each of our directors and executive officers.

No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

Prospectus Summary - Share Redemption Program

The following information replaces the section of our prospectus captioned “Prospectus Summary - Share Redemption Program” beginning on page 9 of the prospectus:

After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. The per share redemption price will equal:

•
prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or

•
after we begin obtaining appraisals performed by an independent third party, the lesser of (i) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (treating any shares issued pursuant to the 10% stock divided as having been purchased from us at a price of $0.00) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

In the discretion of our board of directors, we may also waive the one-year holding requirement and redeem shares due to other involuntary exigent circumstances surrounding the stockholder, such as bankruptcy, or due to a mandatory distribution requirement under a stockholder’s IRA, provided that your redemption request is made within 180 days of the event giving rise to such exigent circumstance.

Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder; or (2) upon the disability of the stockholder or such stockholder’s need for long-term care, provided that the condition causing such disability or need for long-term was not pre-existing on the date that such stockholder became a stockholder. The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder’s need for long-

term care, until we begin having appraisals performed by an independent third-party, will be the amount by which (a) the average price per share that the stockholder actually paid for the shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder’s need for long-term care after we begin obtaining appraisals performed by an independent third-party will be the net asset value per share as determined by the most recent appraisal.

We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior the date of redemption. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan.

In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested:

•	on behalf of a deceased stockholder;

•	by a stockholder that is disabled or in need of long-term care;

•	by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or

•	by a stockholder due to a mandatory distribution under such stockholder’s IRA,

a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

In order to participate in our share redemption program, you must have, and will be required to certify to us that you, acquired the shares to be redeemed by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law.

Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. See “Description of Shares - Share Redemption Program” for further explanation of the Share Redemption Program.

Questions and Answers About This Offering

The following information replaces the section of our prospectus captioned “Questions and Answers About This Offering - Why are you structured as a REIT?” on page 14 of the prospectus:

Q:	Why are you structured as a REIT?

A:	Each Behringer Harvard sponsored program is structured using the business form (“C corporation,” REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances. For example, if a Behringer Harvard sponsored program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called “double taxation,” inherent in the C corporation structure, we and the other publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard Opportunity REIT I have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which would require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to our partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may have been required to pay taxes in the states in which we own properties and the income allocated to its partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, and because Behringer Harvard REIT I has a longer targeted fund term than these other publicly offered programs, we have been structured as a real estate investment trust. Regardless of the choice of entity used, Behringer Harvard sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing distributions to investors.

Risk Factors - Risks Related to Our Business in General

The following information replaces the section of our prospectus captioned “Risk Factors - Risks Related to Our Business in General - If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares” on page 33 of the prospectus:

If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.

Other than redemptions following the death or disability of a stockholder, the purchase price for shares we repurchase under our redemption program will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price the original purchaser or purchasers of your shares paid to us for all of your shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or (2) after we begin obtaining appraisals performed by an independent third party, the lesser of (i) 100% of the average price the original purchaser or purchasers of your shares paid for all of your shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third-party purchaser, you will likely receive substantially less than the fair market value of your shares.

Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions

The following information should be read in conjunction with the “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions” section beginning on page 43 of the prospectus:

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 tenant-in-common transactions.

We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks. Changes in tax laws may result in Section 1031 TIC Transactions no longer being available, which may adversely affect Section 1031 TIC Transactions or cause such transactions not to achieve their intended value. Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Internal Revenue Code, which would cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders. The Internal Revenue Service may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. In any such case, we may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests. In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by us to comply with these requirements could expose us to risks of litigation. Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see “Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions.” For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - 1031 Exchange Program.”

Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions

The following information should be read in conjunction with the “Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions” section beginning on page 83 of the prospectus:

We may also directly sell tenant-in-common interests in our properties to 1031 Participants who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such transaction will be more advantageous to us than an outright sale of the property for cash. Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks. See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”

Compensation of Directors

The following information replaces the information in the section of our prospectus under the heading “Management - Compensation of Directors” on page 58 of the prospectus:

We pay each of our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates $1,250 per month ($15,000 per year) plus $500 for each board or committee meeting the director attends. We will pay the chairman of our audit committee $1,000 (rather than $500) for each meeting of the audit committee he or she attends. In addition, each non-employee director will be granted an option to purchase 5,000 shares of common stock on the date he or she first becomes a director and upon each person’s reelection as a director pursuant to the Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan. Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national securities exchange or national market system, the exercise price for such options will be $9.10 per share, unless the board of directors determines otherwise. It is anticipated that options granted pursuant to the Incentive Award Plan will have an exercise price equal to or greater than the fair market value of our common stock as of the date of grant as determined by our board of directors. The options become exercisable one year after the date of grant. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates, we do not pay compensation for services rendered as a director.

Incentive Award Plan

The following information replaces the information in the sections of our prospectus under the headings “Management - Non-Employee Director Stock Option Plan,” “Management - Non-Employee Director Warrant Plan,” Management - 2002 Employee Stock Option Plan” and “Management - Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan” beginning on page 58 of the prospectus:

The Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (Incentive Award Plan) was approved by our board of directors on March 28, 2005 and by our stockholders on May 31, 2005 and provides for the automatic grant of the stock options to non-employee directors described above. The Incentive Award Plan replaces the Behringer Harvard REIT I Non-Employee Director Stock Option Plan, the Behringer Harvard REIT I Non-Employee Director Warrant Plan and the Behringer Harvard REIT I 2002 Employee Stock Option Plan (collectively, the Prior Plans). As of August 17, 2005, options to purchase an aggregate of 15,000 shares of common stock have been granted under the Incentive Award Plan.

The form of our Incentive Award Plan that was approved by our board of directors and our stockholders was filed with the Securities and Exchange Commission as part of our definitive proxy statement on Schedule 14A on April 15, 2005. A copy of that definitive proxy statement may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of that proxy statement may also be viewed on the website of the Securities and Exchange Commission at http://www.sec.gov or on our website at http://www.bhfunds.com.

The total number of shares that may be issued pursuant to incentive awards under the Incentive Award Plan shall not exceed the total number of all shares that were reserved for issuance under the Prior Plans and that (1) have not, as of the effective date of the Incentive Award Plan, been issued and are not, as of the effective date of the Incentive Award Plan, subject to any outstanding awards under the Prior Plans, or (2) are, as of the effective date of the Incentive Award Plan, subject to outstanding awards under the Prior Plans, but subsequently, through cancellation or expiration or lapse of such awards or otherwise, again would become available for issuance under the Prior Plans (if such plans were not terminated and able to grant further awards), all as adjusted pursuant to the terms of the Incentive Award Plan.

11,991,000 shares may be issued pursuant to incentive awards under the Incentive Award Plan; provided, however, that such number could subsequently increase to up to 12,000,000 shares through the cancellation or expiration or lapse of options currently outstanding.

The purpose of our Incentive Award Plan is to enable us and our affiliates, including Behringer Harvard Advisors, BHR Partners, Behringer Harvard OP I, Behringer Harvard Partners, Behringer Securities, and HPT Management, to provide an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders, and to obtain or retain the services of employees and directors and consultants of us or our affiliates who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan is administered by our board of directors, which may delegate such authority to a committee appointed by the board of directors consisting of not less than one director or to one or more other persons to whom the persons of the board of directors under the Incentive Award Plan may be delegated in accordance with Maryland law. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, and also restricted awards of profit interest units in our property manager, HPT Management, to our employees, directors and consultants and employees, directors and consultants of our affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as our board of directors shall deem appropriate except as otherwise specified in the Incentive Award Plan. We currently intend that options granted under the Incentive Award Plan will become exercisable on the first anniversary of the date of grant, and we do not intend to grant any stock appreciation rights or restricted stock units unless such types of awards will not receive unfavorable tax consequences under the recently enacted American Jobs Creation Act of 2004 (AJCA). Options granted under the Incentive Award Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. Additionally, options granted under the Incentive Award Plan may be exercised through a brokerage transaction under Regulation T unless prohibited by the Sarbanes-Oxley Act of 2002. Generally, the terms and conditions of all awards under the Incentive Award Plan will be determined by our board of directors and will be reflected in the incentive award agreement evidencing such grant.

Awards issued under our Incentive Award Plan will not be transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights, unless otherwise provided in the incentive award agreement, may also be transferred as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i).

No option or warrant will be granted to a promoter, director, officer, employee, 5% stockholder or affiliate with an exercise price of less than the fair market value of our common stock as of the date of grant as determined by our board of directors. Except as otherwise provided in an incentive award agreement, if a change of control occurs and the agreements effecting the change of control do not provide for the assumption or substitution of all options, stock appreciation rights and/or restricted stock units granted under our Incentive Award Plan, then, generally speaking, the board in its sole and absolute discretion, may, with respect to any or all of such non-assumed awards, take any or all of the following actions:

•	accelerate the vesting and/or exercisability of such non-assumed option, stock appreciation right or restricted stock unit; and/or

•	unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit which has not vested and/or which has not become exercisable; and/or

•	unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit in exchange for:

-	whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the gain that could be realized by the award recipient upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); or

-	cash or other property equal in value to the gain that could be realized upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); and/or

•	unilaterally cancel such non-assumed option or stock appreciation right after providing the holder of such option or warrant with (1) an opportunity to exercise such non-assumed option or stock appreciation right to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

•	unilaterally cancel such non assumed option or stock appreciation right if there would be no gain realized upon the immediate exercise of such option or stock appreciation right (taking into account vesting); and/or

•	unilaterally cancel any restricted stock unit if the fair market value of the shares that were subject to such restricted stock unit is zero.

Generally speaking, except to the extent otherwise provided in an incentive award agreement, or as provided above, if a change of control occurs, an incentive award will be governed by applicable law and the documents effectuating the change of control.

If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, including a stock split or stock dividend, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the exercise of, or that are subject to, awards granted under our Incentive Award Plan. A corresponding adjustment to the exercise price of such awards granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the awards not exercised, or subject to such award.

Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

•	the closing sale price for such date, if the shares are traded on a national stock exchange or a national market system;

•	the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange or a national market system;

•	the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Description of Shares - Share Redemption Program

The following information replaces the information in the section of our prospectus under the heading “Description of Shares - Share Redemption Program” beginning on page 136 of the prospectus:

Prior to the time that our shares are listed for trading on a national securities exchange or for quotation on The Nasdaq National Market System, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

Except as described below for redemptions upon the death or disability of the stockholder or such stockholder’s need for long-term care, the purchase price per share for the redeemed shares will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties, or (2) after we begin obtaining such appraisals, the lesser of (i) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (treating any shares issued pursuant to the 10% stock divided as having been purchased from us at a price of $0.00) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

In the event that you redeem all of your shares, any shares that you purchased pursuant to either our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death of a stockholder, a stockholder’s disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard OP I, see the section of this prospectus captioned “The Operating Partnership Agreement - Exchange Rights.”

In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability” (as defined below), after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written notice within 180 days after the determination of such stockholder’s qualifying disability. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to disabled stockholders or stockholders in need of long-term care, unless permitted in the discretion of the board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age,

•	temporary disabilities, and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his shares due to a disability or the need for long term care, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors, in its discretion, may redeem the stockholder’s shares based on the stockholder’s disability or need for long-term care.

The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder’s need for long-term care (provided that the condition causing such disability or need for long-term was not pre-existing on the date that such stockholder became a stockholder), until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average price per share you paid to us for all of your shares (treating any shares issued pursuant to the 10% special stock dividend as having been purchased from us at a price of $0.00) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal. We will redeem shares upon the death or disability of the stockholder or such stockholder’s need for long-term care only to the extent that we have sufficient funds available to us to fund such redemption.

Our share redemption program, including the redemption upon the death or disability of a stockholder, is available only for stockholders who purchase their shares directly from us or certain transferees, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (i) acquired the shares to be repurchased directly from us or (ii) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We will engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct up to $300 from the proceeds of the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year (to the extent positive), plus any proceeds from our distribution reinvestment plan. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death or disability of a stockholder. See “Risk Factors - Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting stockholders in any given redemption period, as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to redemptions to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or who is deemed by our board of directors to be permanently disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his shares due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. No distributions will accrue for shares approved for redemption after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in Behringer Harvard OP I’s limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard OP I to offer to its limited partners (other than our subsidiary, BHR Partners) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations - Taxation of U.S. Stockholders.”

The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws.

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Plan of Distribution

The following information replaces the section of our prospectus captioned “Plan of Distribution - Compensation We Will Pay for the Sale of Our Shares” beginning on page 149 of the prospectus:

Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds (1% for sales under our distribution reinvestment plan). The dealer manager will also receive a dealer manager fee in the amount of 2% of the gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 1%, and to whom it will be paid. To the extent that all or a portion of the 1% selling commission is not designated for payment to a stockholder’s broker, the selling commission, or balance thereof, will be retained and used by us for additional investments. See “Summary of Distribution Reinvestment and Automatic Purchase Plans - Investment of Distributions.”

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$800,000,000	$56,000,000	$16,000,000	$728,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	$—	$9.405
Total Maximum	$152,000,000	$1,520,000	$—	$150,480,000

We will not pay any selling commissions in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. In addition, we will not pay any selling commissions in connection with sales by us directly to certain institutional investors or through registered investment advisors. For sales to institutional investors, we may also reduce or eliminate our obligation to reimburse our advisor for any component of organization and offering expenses applicable to such sales and our dealer manager may also reduce or eliminate any dealer manager fee payable in respect of such sales.

Our dealer manager may authorize certain other broker-dealers or authorized representatives who are members of the NASD, which we refer to as participating broker-dealers, to sell shares of our common stock. In the event of the sale of shares by such participating broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to participating broker-dealers a portion of its dealer manager fee not to exceed 1.5% of the gross offering proceeds. The amount of the reallowance and reimbursement will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The dealer manager will not reallow any dealer manager fees for sales made under our distribution reinvestment plan.

We or our affiliates may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

Under the rules of the NASD, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds.

Selling commissions payable with respect to the sale of shares may be reduced down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation for investment advisory services or other financial or investment advice, (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department, or (3) for certain institutional investors. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisors are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

The following information replaces the third paragraph under the heading “Plan of Distribution - Volume Discounts” on page 152 of the prospectus:

In order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may agree with Behringer Advisors and Behringer Securities to reduce or eliminate the dealer manager fee with respect to the sale of such shares, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.1%. The aggregate fees payable with respect to the sale of such shares could be reduced by as much as $0.89 per share, and the subscription price of such shares could be as little as $9.11 per share. In addition or in the alternative, our sponsor may agree to fund to us on behalf of a purchaser of 300,000 or more shares or reimburse a purchaser of 300,000 or more shares for the organization and offering expense reimbursement applicable to its purchase or its out-of-pocket costs relating to an investment in our shares, including any sales commission or dealer manager fee paid by such purchaser. Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares. The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations. All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 17, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer